  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 14, 2022

Laureate Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 SW 7th Street, Suite 900
Miami, FL 33130
(Address of principal executive offices, including zip code)

(786) 209-3368
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

On September 14, 2022, the board of directors of Laureate Education, Inc. (the “Company”) approved, pursuant to the previously announced adoption of a plan of partial liquidation (the “Plan”) related to the distribution of net proceeds from the Company’s sale of Walden e-Learning LLC (the “Sale”), the payment of a special cash distribution (the “Distribution”) equal to $0.83 per each share of the Company’s Common Stock, par value $0.004 per share, to each holder of record on September 28, 2022. The Distribution is scheduled to be paid on October 12, 2022. Based on the current number of shares outstanding, the aggregate amount of the Distribution is expected to be approximately $137 million.

The proceeds being distributed are attributable to the release of $71.7 million of escrowed funds from the Sale plus remaining net proceeds that had yet to be distributed. This is anticipated to be the final distribution pursuant to the Plan.

In connection with the Distribution, the Board approved certain required adjustments under the Company’s equity award compensation plans. Subject to the payment of the Distribution, the exercise price of the Company’s options will be reduced by $0.83 per share, and holders of restricted and performance stock units will receive an amount in cash equal to $0.83 per unvested stock unit held payable when such unit vests. If all outstanding stock units vest, the aggregate amount to be paid in respect of the units will be approximately $800,000.

On September 14, 2022, the Company issued a press release regarding the Distribution. A copy of this press release is furnished herewith as Exhibit 99.1.

Summary of Material U.S. Federal Income Tax Consequences to the Receipt of the Distribution

The Distribution will be taxable to holders of Company common stock. Except to the extent described below under “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE RECEIPT OF THE DISTRIBUTION,” the Company will treat the Distribution as a partial liquidation for federal income tax purposes as the Company obtained a private letter ruling from the Internal Revenue Service that, in summary, provides that the Distribution will be treated as a distribution in partial liquidation. As a result, each holder of Company common stock that is not a corporation (for this purpose any stock held by a partnership, estate or trust will be treated as if it were actually held proportionately by its partners or beneficiaries) (a non-corporate shareholder) will be treated as having a portion of their Company common shares redeemed and will recognize gain or loss equal to the difference between the cash received by them in the Distribution and their adjusted tax basis in the Company common stock deemed to have been exchanged therefor. Each corporate shareholder generally will be required to treat the Distribution as a dividend for federal income tax purposes to the extent of the Company’s current and accumulated earnings and profits (as determined for federal income tax purposes).

Notwithstanding the above, the Company is not yet able to finally determine the amount of net proceeds from the Sale as relevant for purposes of the private letter ruling described above. If the amount of the Distribution exceeds the net proceeds from the Sale, a portion of the Distribution could be treated as a distribution with respect to, rather than in exchange for, stock for U.S. federal income tax purposes. Accordingly, such portion of the Distribution would be treated as a dividend for U.S. federal income tax purposes to the extent of the Company’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent that amounts received pursuant to the Distribution that are treated as distributions exceed the Company’s current and accumulated earnings and profits, the distribution will first be treated as a non-taxable return of capital, causing a reduction in the tax basis of a holder’s shares, and any amounts in excess of a holder’s tax basis will result in capital gain.

Because a currently undetermined portion of the Distribution could be treated as a distribution with respect to, rather than in exchange for, stock for U.S. federal income tax purposes, it is possible that a withholding agent may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the entire amount of the Distribution payable to a non-U.S. holder (as defined below). Non-U.S. holders should consult their own tax advisors regarding their particular facts and circumstances, the procedures for claiming treaty benefits or otherwise establishing an exemption from U.S. withholding taxes with respect to the Distribution, and any action that may be taken to mitigate any potential adverse tax consequences.

All holders of Company common stock should consult their own tax advisors to determine the particular tax consequences to them of the Distribution, including the applicability and effect of any U.S. federal, state, local, non-U.S. and other tax laws.

For a more detailed discussion of the federal income tax consequences of the Distribution, see “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE RECEIPT OF THE DISTRIBUTION.”

Material U.S. Federal Income Tax Consequences to the Receipt of the Distribution

The following discussion summarizes the U.S. federal income tax consequences of the Distribution to U.S. holders and non-U.S. holders (each as defined below). This discussion is limited to U.S. holders and non-U.S. holders who hold their shares of Company common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on the Code, applicable Treasury regulations, judicial interpretations thereof and administrative rulings and practice, all as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders of shares of Company common stock in light of their particular facts and circumstances, nor does it apply to holders of shares of Company common stock that are subject to special rules under the U.S. federal income tax laws including, for example, banks or other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, mutual funds, dealers in securities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, tax-exempt entities, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, holders liable for the alternative minimum tax, U.S. holders having a “functional currency” other than the U.S. dollar, controlled foreign corporations, passive foreign investment companies, holders who hold shares of Company common stock as part of a straddle, constructive sale, conversion transaction or other integrated or risk reduction transaction, holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement, holders that actually or constructively hold 5% or more of the shares of Company common stock, and holders who acquired their shares of Company common stock through the exercise of an employee stock option or otherwise as compensation or through a retirement plan. Furthermore, this discussion does not address any U.S. federal tax considerations other than U.S. federal income tax considerations, such as the Medicare tax on certain investment income, estate or gift taxation, or tax considerations arising under the tax laws of any state, locality or non-U.S. jurisdiction.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Company common stock that, for U.S. federal income tax purposes, is:

•an individual who is a citizen or resident of the United States;
•a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust (a) that is subject to the primary supervision of a court within the United States and all of the substantial decisions of which are controlled by one or more U.S. persons or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

As used herein, the term “non-U.S. holder” means a beneficial owner of shares of Company common stock that is neither a U.S. holder nor a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships holding Company common stock should consult their own tax advisors.

All holders of Company common stock should consult their own tax advisors to determine the particular tax consequences to them of the Distribution, including the applicability and effect of any U.S. federal, state, local, non-U.S. and other tax laws.

Characterization of the Distribution as a Partial Liquidation

The Distribution is intended to be treated as a distribution in partial liquidation of the Company for U.S. federal income tax purposes that is treated, in the case of an individual (i.e., non-corporate) shareholder, as a sale or exchange of a portion of such individual’s common stock rather than as a distribution possibly treated as a dividend. The Company has obtained a private letter ruling (the “Ruling”) from the Internal Revenue Service (“IRS”) that, in summary, provides that the Distribution will be treated as a distribution in partial liquidation of the Company for U.S. federal income tax purposes giving rise to the U.S. federal income tax consequences summarized below.

Pursuant to the Ruling, and except as described below, the Distribution will be treated as a distribution in partial liquidation of the Company, and thus, capital gain or loss, as applicable, will be recognized by each of the Company’s non-corporate U.S. holders to the extent of the difference between the amount distributed in the partial liquidation and the adjusted tax basis of the shares deemed surrendered in exchange therefor. For the U.S. federal income tax consequences of the receipt of a Distribution by U.S. holders that are corporations or non-U.S. holders, respectively, see the sections entitled “U.S. Holders—Consequences of Distribution to Non-Corporate U.S. Holders” and “Non-U.S. Holders” below.

The Ruling relies on certain facts, representations and undertakings from the Company regarding the past and future conduct of the Company and its subsidiaries. If, as a result of an IRS audit or otherwise, any of these facts, representations or undertakings are determined to be incorrect or not otherwise satisfied, the Company and its shareholders may not be able to rely on the Ruling and could be subject to different tax consequences, including possibly significant additional tax liabilities.

One of the several requirements for partial liquidation treatment is that the distributing company “redeem” its stock in exchange for such distribution. Interest holders in the Company’s equity-linked compensation plan are not receiving any partial liquidation proceeds. In the Ruling, the IRS concluded that the Distribution will be treated as in full payment in exchange for Company stock deemed to have been redeemed provided the terms of the Company’s equity-linked compensation plans are adjusted to eliminate the effect on the value of those equity-linked instruments caused by the Distribution, satisfying this requirement. As described herein, adjustments were approved by the Board and subsequently will be executed to eliminate the effect of the Distribution on the value of those instruments.

In addition, the Ruling requires that the “net” proceeds of the Sale must be distributed by December 31, 2022. While the Distribution is intended to be limited to the remaining net proceeds from the Sale after giving effect to the prior distributions paid on October 29, 2021 and December 28, 2021 (the “Prior Distributions”), the Company is not yet able to finally determine the amount of net proceeds as relevant for purposes of the Ruling. To ensure compliance with the Ruling, the amount of the Distribution represents the maximum amount of net proceeds from the Sale currently reasonably determinable.

In the event that the Distribution, together with the Prior Distributions, represents more than the net proceeds of the Sale, a portion of the Distribution could be treated as a distribution with respect to, rather than in exchange for, stock for U.S. federal income tax purposes.

In the event that the Distribution, together with the Prior Distributions, represents less than the net proceeds of the Sale and the Company is unable to distribute the remainder of the net proceeds of the Sale before December 31, 2022, the Distribution may not qualify for partial liquidation treatment and the entire Distribution would be treated as a distribution with respect to, rather than in exchange for, stock for U.S. federal income tax purposes.

The remainder of this discussion assumes that, for purposes of qualifying as partial liquidation for U.S. federal income tax purposes, the Distribution represents an amount equal to or greater than the net proceeds of the Sale.

U.S. Federal Income Tax Treatment to U.S. Holders

Consequences of Distribution to Non-Corporate U.S. Holders

Except as described below, each individual (i.e., non-corporate) U.S. holder of Company common stock will, for U.S. federal income tax purposes, treat the Distribution as the sale of a portion of such U.S. holder’s Company common stock. Accordingly, such U.S. holder will recognize capital gain or loss, as applicable, equal to the difference, if any, between the cash received in the Distribution over the tax basis of the Company common stock that is deemed surrendered. For this purpose, a shareholder will be deemed to have surrendered a number of shares of Company common stock equal in value to the portion of the Distribution distributed to such shareholder. To the extent that any such gain is attributable to the sale of Company stock held for more than 12 months, it will be long-term capital gain currently subject to U.S. federal income tax at favorable rates. The deductibility of capital losses is subject to limitations.

If a portion of the Distribution received by a U.S. holder is treated as a distribution with respect to, rather than in exchange for, stock for U.S. federal income tax purposes, such portion will be treated as a dividend to the extent of the Company’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent such portion of the Distribution exceeds the Company’s current and accumulated earnings and profits, the distribution will first be treated as a non-taxable return of capital, causing a reduction in the tax basis of such U.S. holder’s shares, and any amounts in excess of the U.S. holder’s tax basis will result in capital gain.

Consequences of Distribution to Corporate U.S. Holders

Corporate U.S. holders generally will be required to treat the Distribution as a distribution with respect to, rather than in exchange for, stock for U.S. federal income tax purposes. As a result, the distribution will be treated as a dividend for U.S. federal income tax purposes to the extent of the Company’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent that the Distribution is treated as a dividend to a corporate U.S. holder, it generally will be eligible for a dividends-received deduction (subject to certain requirements and limitations). However, such dividend will be subject to the “extraordinary dividend” rules. Accordingly, such corporate shareholder would be required to reduce its basis in its Company common stock (but not below zero) by the amount of the untaxed portion of the extraordinary dividend. Any of the untaxed portion of such extraordinary dividend that is not applied to reduce such corporate shareholder’s basis in its Company common stock will be recognized as capital gain upon the sale or other disposition of such corporate shareholder’s common stock.

To the extent that amounts received pursuant to the Distribution that are treated as distributions exceed the Company’s current and accumulated earnings and profits, the distribution will first be treated as a non-taxable return of capital, causing a reduction in the tax basis of such U.S. holder’s shares, and any amounts in excess of the U.S. holder’s tax basis will result in capital gain.

Information Reporting and Backup Withholding

In general, cash received pursuant to the Distribution will be subject to backup withholding at a rate of 24% for a non-corporate U.S. holder that:

•fails to provide an accurate taxpayer identification number;
•is notified by the IRS regarding a failure to report all interest or dividends required to be shown on his or her federal income tax returns; or
•in certain circumstances, fails to comply with applicable certification requirements.

Any amount withheld under these rules will be creditable against such holder’s U.S. federal income tax liability or refundable to the extent that it exceeds this liability, provided that the required information is timely furnished to the IRS and other applicable requirements are met.

U.S. Federal Income Tax Treatment to Non-U.S. Holders

Consequences of Distribution to Non-Corporate Non-U.S. Holders

Any non-corporate, non-U.S. holder will not be subject to U.S. federal income tax on any capital gain recognized as a result of the receipt of the Distribution in partial liquidation of the Company unless:

•the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a U.S. fixed base to which such gain is attributable);
•the non-U.S. holder is present in the United States for 183 days or more in the taxable year of the Distribution and certain other conditions are met; or
•Company shares constitute “United States real property interests” by reason of the Company’s status as a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the Distribution or the non-U.S. holder’s holding period for the Company shares.

A non-U.S. holder described in the first bullet point above will be required to pay U.S. federal income tax on the net gain on the Distribution generally in the same manner as if such non-U.S. holder were a U.S. holder.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain derived from the Distribution, which may be offset by certain U.S. source capital losses provided that such non-U.S. holder has timely filed United States federal income tax returns with respect to such losses.

With respect to the third bullet point above, we do not believe that we have been, or will become, a “United States real property holding corporation” at any time during the five-year period preceding the Distribution.

Notwithstanding the foregoing, if a portion of the Distribution received by a non-U.S. holder is treated as a distribution with respect to, rather than in exchange for, stock for U.S. federal income tax purposes, such portion, to the extent paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles) will constitute dividends for U.S. federal income tax purposes and, subject to the discussion below regarding FATCA, provided such dividends are not effectively connected with such holder’s conduct of a trade or business within the United States, will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN-E). If any amounts withheld exceed the non-U.S. holder’s U.S. federal income tax liability, such non-U.S. holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS.

Because a currently undetermined portion of the Distribution could be treated as a distribution with respect to, rather than in exchange for, stock for U.S. federal income tax purposes, it is possible that a withholding agent may withhold tax in the manner described above on the entire amount of the Distribution payable to a non-U.S. holder. Non-U.S. holders should consult their own tax advisors regarding their particular facts and circumstances, the procedures for claiming treaty benefits or otherwise establishing an exemption from U.S. withholding taxes with respect to the Distribution, and any action that may be taken to mitigate any potential adverse tax consequences.

In the event that a non-U.S. holder’s receipt of a portion of the Distribution that constitutes a dividend for U.S. federal income tax purposes is effectively connected with such holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a U.S. permanent establishment to which the Distribution is attributable) such non-U.S. holder will generally not be subject to U.S. withholding tax, provided such holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and also may be subject to an additional branch profits tax at a 30% rate (or a lower applicable tax treaty rate).

Consequences of Distribution to Corporate Non-U.S. Holders

In general, a corporate, non-U.S. holder’s receipt of its portion of the Distribution, to the extent paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, subject to the discussion below regarding FATCA, provided such dividends are not effectively connected with such holder’s conduct of a trade or business within the United States, will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such corporate, non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN-E). If any amounts withheld exceed the non-U.S. holder’s U.S. federal income tax liability, such non-U.S. holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS.

In the event that a corporate, non-U.S. holder’s receipt of its portion of the Distribution constitutes a dividend for U.S. federal income tax purposes that is effectively connected with such holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a U.S. permanent establishment to which the Distribution is attributable) such corporate, non-U.S. holder will generally not be subject to U.S. withholding tax, provided such holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and also may be subject to an additional branch profits tax at a 30% rate (or a lower applicable tax treaty rate).

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to the payment of the Distribution to non-U.S. holders. Copies of the information returns reporting the payment of the Distribution and any withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. Non-U.S. holders may be subject to backup withholding on the Distribution unless they provided appropriate certification (generally, an IRS Form W- 8BEN or W-8BEN-E or other applicable IRS Form W-8), signed under penalties of perjury, attesting to such non-U.S. holder’s non-U.S. status. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability and may entitle it to a refund, provided that it furnishes the required information to the IRS on a timely basis.

FATCA

Under the Foreign Account Tax Compliance Act (“FATCA”) and U.S. Treasury regulations and administrative guidance thereunder, a 30% U.S. federal withholding tax may apply to certain payments made to (i) a “foreign financial institution” (as specifically defined in FATCA), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in FATCA) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each such substantial U.S. owner and certain other specified requirements are met. This withholding tax generally will apply, subject to certain exceptions, to payments of the Distribution, whether or not treated as dividends or gross proceeds (i.e., capital gain). However, the IRS has issued proposed Treasury Regulations that eliminate withholding on payments of gross proceeds (but not on payments of dividends). Pursuant to the preamble to the proposed Treasury Regulations, we and any other applicable withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until final Treasury Regulations are issued or until such proposed Treasury Regulations are rescinded. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Shareholders should consult with their tax advisors regarding the implications of FATCA with respect to the Distribution.

Forward-Looking Statements

This Current Report on Form 8-K may include certain disclosures which contain “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or similar expressions that concern our strategy, plans or intentions. In particular, statements regarding the impact of the Distribution and the amount, timing, process, tax treatment and impact of any future special distributions under the Plan represent forward-looking statements. Forward‑looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 24, 2022, our Quarterly Reports on Form 10-Q filed and to be filed with the SEC and other filings made with the SEC.

Item 9.01. Financial Statements and Exhibits.

(a)	99.1 Laureate Education, Inc. Press Release, dated September 14, 2022
(b)	104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Leslie S. Brush
Name:	Leslie S. Brush
Title:	Vice President, Assistant General Counsel and Secretary

Date: September 14, 2022